Exhibit 99.1

Interactive Strength Inc. (NASDAQ “TRNR”) Signs Binding Agreement to Acquire Wattbike, a $15M+, Omni-Channel, Connected, Indoor- Performance-Bike Business

Transaction Expected to Help TRNR Generate More than $65M in 2025 Revenue on a Pro Forma basis

Wattbike is the Leading, Indoor-Bike Brand for Elite-Athlete Training and is Used by Olympians and Professional Sports Teams Worldwide – Including the NFL, NBA, MLB, NHL and Premier League

TRNR Listing, Global Distribution Network to Help Wattbike Accelerate Growth, Especially in Key Markets Like US and Germany; Wattbike’s Deep Penetration into Leading UK Gyms and Expanding D2C Customer Base to Similarly Speed Up Step-Changes to TRNR Top and Bottom Lines

Transaction Delivers on Previously-Announced LOI, Combines Highly Complementary Businesses to Create a Scaled, International Operation Anchored in the US, Germany and UK, the #1, #2 and #3 Fitness Markets Globally

Deal – Expected to be TRNR’s 3rd Within a Year-and-a-Half – Builds on its Transformative Portfolio Strategy for Creating Long-Term Shareholder Value

Acquisition Expected to Close as Early as the Second Quarter of 2025, Subject to Standard Regulatory Requirements

Austin, Texas and Nottingham, UK - April 8, 2024 - Interactive Strength Inc. (NASDAQ:TRNR) (“TRNR” or the “Company”), maker of innovative specialty fitness equipment under the CLMBR and FORME brands, today announced it has signed a binding transaction agreement to acquire Wattbike, the pioneering indoor performance training bike business trusted by elite athletes and fitness enthusiasts worldwide, which has cumulatively sold more than 100,000 bikes. The binding agreement is a significant milestone for both growth businesses, forming a unique, omni-channel, fitness-equipment portfolio with key operations in each of the world’s three largest fitness markets – the US, Germany and the UK – which also has a stellar global reputation among elite athletes and professional sports teams, health and medical professionals and top gyms. The deal is expected to close as early as the second quarter and is expected to be immediately accretive to TRNR’s results.

“We are very energized to welcome Wattbike, its dedicated team and its many customers to the TRNR portfolio,” said TRNR Founder and CEO Trent Ward. “The brand, products and training content are incredible assets. Their indoor cycling training platform is arguably the best in the world of its kind for performance training, testing/benchmarking, rehab, injury prevention and low-impact conditioning. Leading gyms, healthcare facilities, universities, and even special forces military operations recognize this – along with many teams in the NFL, NBA, MLB, NHL and Premier League. By expanding their portfolio of indoor bikes from the elite/commercial arena deeper into consumer market segments and improving their award-winning and free-to-use training app, Stephen and the team have set Wattbike up for global success – especially when paired with TRNR’s marketing, distribution and sales footprint as well as our Nasdaq public listing. The combination is an outstanding opportunity for all of our customers, partners, employees and shareholders.”

“Joining forces with Interactive Strength is an exciting step for Wattbike,” said Stephen Loftus, CEO of Wattbike. “This deal gives our latest product launches and renewed growth a larger, scaled platform for marketing and distribution that will dramatically and cost-effectively accelerate our expansion across key international markets, while staying true to our commitment to deliver world-class training solutions for athletes and fitness enthusiasts alike. It’s also exciting to become a key part, and driver, of a high-momentum business like TRNR, that’s natively aligned with our own growth and expansion goals, the importance of quality offerings, and focused specifically on the fitness, health and wellness markets.”

“What Stephen and the team have been able to accomplish since the challenges of the pandemic is fantastic,” said Dan Stern, Partner at Piper PE, Wattbike’s majority shareholder. “They deepened the original reputation of and trust in their equipment, training and brand among elite athletes. But they also recognized and acted on the opportunity to broaden Wattbike’s portfolio and appeal by building out a much more diverse portfolio of equal-quality equipment and training programs for the larger, mainstream health and wellness market. The business is now well-positioned to accelerate and capture share across the top three fitness markets globally under Interactive Strength’s ownership, as well as to push further into Asia where it has also been a big success to date. We wish Stephen and the team every success in this next phase.”

Exhibit 99.1

Concluded Mr. Ward: “We’ve noted before that the global health and wellness market is growing, but also fragmented. This reality means that a truly differentiated portfolio of fitness equipment, content and solutions – like the one we believe we are building across Wattbike, Sportstech, FORME and CLMBR- has a real edge. TRNR will be able to provide a wider variety of customers a wider variety of options for healthy exercise across many channels, in almost any major market anywhere in the world. After adding Wattbike and Sportstech, we believe TRNR will present the market with an offering that no other single fitness-focused business can match.”

The integration of Interactive Strength and Wattbike will create significant operating synergies, leveraging shared international distributors such as WOODWAY in the US and Germany and MeFit Pro in the Middle East. Both companies have strong commercial partnerships with leading gym operators and direct-to-consumer (DTC) sales-Wattbike predominantly in the UK and TRNR in the US. TRNR’s planned acquisition of Sportstech also strengthens its presence in Germany, supporting Wattbike’s projected growth in the priority US and German export markets. Additionally, Interactive Strength’s Quality and Supply team in Taiwan works closely with Wattbike’s long-standing manufacturing partner, Giant/AIPS, ensuring a seamless integration and continued commitment to product excellence.

More About Wattbike

Wattbike is a $15M-plus revenue, pioneering indoor training bike business founded in 2008 to support Team GB, the UK’s Olympic team. Since launch, its performance bikes and training programs have earned a worldwide reputation among elite athletes, gyms and professional sports team due to their precision, reliability, measurement and quality.

Wattbike now offers customers worldwide a range of equipment and training for both commercial and DTC uses. Its Air-Pro – new this year – and AtomX bikes target the fitness business segment of the market, encompassing training from elite through mainstream uses. Consumers and individuals meanwhile can choose from the Atom, Proton and Air models at different price points and levels of versatility. The Proton bike is a core example of the company extending its trusted, precision technology into a flexible, multi-use format that helps those dedicated to their fitness to train for a variety of goals, on a bike that’s easily shared with different users at home. The Air translates the platform used in elite sports and gyms into the home as well, focused on the HIIT/team sports individual. Wattbike also offers the Wattbike Hub app to any fitness enthusiast with a Wattbike or using a Wattbike in any gym facility – uniquely allowing users access to world-class training and metrics without a subscription. This training app lets users achieve fitness goals efficiently and effectively, offering hundreds of workouts and training plans developed by top fitness experts and inspired by Wattbike’s expertise in elite sports and healthcare.

Highlights of Wattbike’s footprint and achievements include:

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More than 1,000 elite sports teams – including all 20 Premier League football teams; all NHL teams; 4 NBA championship teams; and many NFL and MLB franchises – rely on Wattbike equipment and training.
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3,500 of the best gyms in the world – including Equinox, David Lloyd’s and Virgin Active – have Wattbikes installed.
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Leading UK healthcare providers like Bupa and Spire Healthcare have used Wattbike equipment to conduct over 1 million medical tests, fitness evaluations and other healthcare assessments.
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More than 1,000 schools and academic institutions have installed Wattbikes worldwide
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More than 500,000 military and uniformed services personnel, including the US Navy Seals, have trained on Wattbikes
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Over 260,000 rides per month logged on Wattbike Hub last year.
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Across the top three global fitness markets of the US, Germany and the UK, Wattbike is installed in 3,250 gyms, with the highest concentration in the UK.

Transaction Overview

Exhibit 99.1

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TRNR will acquire 100% of Wattbike in an all-stock transaction.
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The shareholders of Wattbike will be locked up until at least June 2026 and there is no cash consideration being paid to those investors.
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This performance-driven valuation structure, with up to 60% of the total consideration being contingent upon future performance, protects the TRNR shareholders and should ensure an attractive acquisition multiple of earnings.
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The acquisition does not have a financing contingency.

For more information see TRNR’s investor website as well as its required filings with the U.S. Securities and Exchange Commission (SEC).

TRNR Investor Contact
ir@interactivestrength.com

TRNR Media Contact
john@sintercompany.com

Wattbike Media Contacts

Nicky Jobson
PACE PR
nicky@pace-pr.co.uk
Phone: +44 (0) 7920165103

Kate Allen
Compete PR
kate@competepr.com
Phone: +44 (0) 7754072648

About Interactive Strength Inc.:

Interactive Strength Inc. produces innovative specialty fitness equipment and digital fitness services under two main brands: 1) CLMBR and 2) FORME. Interactive Strength Inc. is listed on NASDAQ (symbol: TRNR).

CLMBR is a vertical climbing machine that offers an efficient and effective full-body strength and cardio workout. CLMBR’s design is compact and easy to move – making it perfect for commercial or in-home use. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability and can be found at gyms and fitness studios, hotels, and physical therapy facilities, as well as available for consumers at home. www.clmbr.com.

FORME is a digital fitness platform that combines premium smart gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic fitness experience through two connected hardware products: 1) The FORME Studio Lift (fitness mirror and cable-based digital resistance) and 2) The FORME Studio (fitness mirror). In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training. www.formelife.com.

About Wattbike:

Exhibit 99.1

Wattbike is the pioneering indoor cycling brand trusted by elite athletes, coaches, and fitness enthusiasts worldwide. Developed in partnership with British Cycling, Wattbike is known for industry-leading accuracy, durability, and scientific-grade data, delivered through the Wattbike Hub app. Its products are used by all English Premier League football clubs, top NFL, NBA, and NHL teams, and Olympic federations, as well as over 3,500 gyms and health clubs globally. Wattbike is also trusted by the British Army, US Navy SEALs, and leading healthcare providers. Its mission is to be the ultimate training partner for improving health and performance.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website. The inclusion of our website address or the address of any third-party sites in this press release are intended as inactive textual references only.

Forward Looking Statements:

This press release includes certain statements that are “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as “believe”, “project”, “expect”, “anticipate”, “estimate”, “intend”, “strategy”, “future”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the possibility of acquiring future businesses or completing the referenced transactions, the financial performance of those acquisitions and the resulting guidance of being accretive to earnings and more than $65m of pro forma 2025 revenue. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: demand for our products; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand for our products and adequately maintain our inventory; and our reliance on a limited number of suppliers and distributors for our products. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.

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